	For:	Alamo Group Inc.

	Contact:	Robert H. George
Vice President
830-372-9621
For Immediate Release
Financial Relations Board
Marilynn Meek
212-827-3773

ALAMO GROUP ANNOUNCES
2013 FOURTH QUARTER AND YEAR END RESULTS

Company Achieves Record Sales and Net Income for Full Year 2013

SEGUIN, Texas, March 6, 2014 - Alamo Group Inc. (NYSE: ALG) today reported results for the fourth quarter and year ended December 31, 2013.

Highlights

•	Net income for the fourth quarter of $6.0 million

•	Record net sales for the fourth quarter of $165.6 million

◦	North American Industrial Division up 17%

◦	North American Agricultural Division up 5%

◦	European Division up 7%

•	Record net income for full year of $36.1 million

•	Record net sales for full year of $676.8 million

Net sales for the fourth quarter of 2013 were $165.6 million compared to net sales of $149.4 million for the fourth quarter of 2012, an increase of 11%. Net income for the quarter was $6.0 million, or $0.49 per diluted share, versus net income of $4.2 million, or $0.35 per diluted share in 2012, an increase of 43%. The 2012 results included the effect of a non-cash impairment charge of $0.7 million on a pretax basis, or $0.05 per diluted share on an after tax basis, related to a write-down of goodwill in the Company’s European Division.

Full Year Results

For full year 2013, net sales were $676.8 million versus $628.4 million in 2012, an increase of 8%. Net income for the year was $36.1 million, or $2.96 per diluted share, compared to $28.9 million, or $2.40 per diluted share, in 2012, an increase of 25%. Net sales, net income and EPS in 2013 were records for Alamo Group.

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ALAMO GROUP ANNOUNCES 2013 FOURTH QUARTER AND YEAR END RESULTS

Sales by Division

The Company’s North American Industrial Division net sales in the fourth quarter of 2013 were $77.8 million compared to $66.5 million in the fourth quarter of 2012, an increase of 17%. For the full year the Division’s net sales were $296.6 million in 2013 compared to $263.4 million in 2012, an increase of 13%. Stronger demand for the Company’s products was widespread in this Division for both the fourth quarter and full year.

In Alamo’s North American Agricultural Division, net sales were $47.3 million in the fourth quarter of 2013 compared to $45.0 million in the prior year, an increase of 5%. The Division’s full year net sales were $215.3 million in 2013 versus $200.5 million in 2012, an increase of 7%. The improved results were achieved despite softening demand in the general agricultural market.

Net sales in Alamo Group’s European Division in the fourth quarter of 2013 were $40.6 million, an increase of 7% over net sales of $37.9 million achieved in 2012. The Division’s full year net sales were $164.9 million in 2013 which was slightly above the $164.6 million achieved in 2012. While the year started off slowly for this Division, results began to improve in the second half of the year reflecting modest improvements in overall European economic conditions.

Ron Robinson, Alamo Group’s President and Chief Executive Officer, commented, “We had a good fourth quarter with record sales, though earnings were a little below our expectations largely due to legal expenses which were unusually high and included work on the recently announced pending acquisition of the units of Specialized Industries as well as work on the acquisition of Bandit Industries which was called off during the fourth quarter. In addition, there were significant expenses related to a trial in the fourth quarter in which it was alleged Alamo Group and several other defendants were infringing a mower related patent. The jury ruled in our favor in the case and the company had costs totaling about $1.8 million in the fourth quarter and about $2.1 million for the full year. Despite this, Alamo had record sales and earnings for the full year of 2013. This achievement was led by strong growth in our North American Industrial Division as well as solid gains in our North American Agricultural Division. It was also encouraging to note the modest improvement in our European operations in the second half of the year giving indications of a bottoming out of the difficult economic conditions affecting the overall European market.

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ALAMO GROUP ANNOUNCES 2013 FOURTH QUARTER AND YEAR END RESULTS

“We feel the strong finish to 2013 combined with ending backlog levels that exceeded the previous year’s bodes well for Alamo’s 2014 outlook, although the first quarter of 2014 is off to a slower start than we anticipated. We believe this is somewhat related to the challenging winter weather conditions that have impacted large areas in the U.S. This has affected our customers and our internal operations, as several of our plants lost work days due to weather closures. We are also concerned about softening conditions in the agricultural market as well as the impact of winter weather on 2014 governmental maintenance budgets.

“In general, we remain optimistic about Alamo’s prospects for 2014 in total. We are particularly excited about the previously announced pending acquisition of the units of Specialized Industries. These businesses are complementary to Alamo’s existing operations and are a major step forward in our Company’s development which should benefit us in 2014 and the years to come.”

Earnings Conference Call

Alamo Group will host a conference call to discuss fourth quarter and year end 2013 financial results on Friday, March 7, 2014, at 11:00 a.m. Eastern (10 a.m. Central, 9:00 a.m. Mountain and 8:00 a.m. Pacific).  Hosting the call will be members of senior management.

Individuals wishing to participate in the conference call should dial 888-549-7880 (domestic) or 480-629-9866 (internationally). For interested individuals unable to join the call, a replay will be available until Friday, March 14,2014 by dialing 800-406-7325 (domestic) or 303-590-3030 (internationally), passcode 4671283.

The live broadcast of Alamo Group Inc.’s quarterly conference call will be available online at the Company's web site, www.alamo-group.com (under “Investor Relations/Events & Presentations”) on Friday, March 7, 2014, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call ends and will be archived on the Company’s website for 60 days.

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ALAMO GROUP ANNOUNCES 2013 FOURTH QUARTER AND YEAR END RESULTS

About Alamo Group

Alamo Group is a leader in the design, manufacture, distribution and service of high quality equipment for right-of-way maintenance and agriculture. Our products include truck and tractor mounted mowing and other vegetation maintenance equipment, street sweepers, snow removal equipment, pothole patchers, excavators, vacuum trucks, agricultural implements and related after-market parts and services. The Company, founded in 1969, had approximately 2,550 employees and operates eighteen plants in North America and Europe as of December 31, 2013. The corporate offices of Alamo Group Inc. are located in Seguin, Texas and the headquarters for the Company’s European operations are located in Salford Priors, England.

Forward Looking Statements

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market demand, competition, weather, seasonality, currency-related issues, and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date. This release may contain non-GAAP financial measures. These measures, if included, are to help facilitate meaningful comparisons of our results to those in prior periods and future periods and to allow a better evaluation of our operating performance, in management’s opinion. Our reference to any non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP.

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Alamo Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$63,960	$48,291
Accounts receivable, net	151,396	140,268
Inventories	109,104	108,758
Other current assets	12,493	9,483
Total current assets	336,953	306,800

Property, plant and equipment	61,904	56,801

Goodwill	32,073	31,648
Intangible assets	5,500	5,500
Other non-current assets	2,046	3,590

Total assets	$438,476	$404,339

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$45,593	$41,641
Income taxes payable	1,126	4,045
Accrued liabilities	33,482	31,601
Current maturities of long-term debt and capital lease obligations	420	588
Other current liabilities	—	253
Total current liabilities	80,621	78,128

Long-term debt, net of current maturities	8	118
Deferred pension liability	2,538	9,871
Other long-term liabilities	3,494	3,646
Deferred income taxes	1,350	2,290

Total stockholders’ equity	350,465	310,286

Total liabilities and stockholders’ equity	$438,476	$404,339

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Fourth Quarter Ended		Year Ended
	12/31/2013	12/31/2012	12/31/2013	12/31/2012
North American
Industrial	$77,754	$66,512	$296,617	$263,353
Agricultural	47,292	44,980	215,340	200,467
European	40,559	37,912	164,879	164,582
Total Sales	165,605	149,404	676,836	628,402

Cost of sales	129,254	117,361	518,326	484,890
Gross margin	36,351	32,043	158,510	143,512
	22.0%	21.4%	23.4%	22.8%

Operating Expenses	28,240	24,434	107,773	98,163
Goodwill Impairment	—	656	—	656
Income from Operations	8,111	6,953	50,737	45,349
	4.9%	4.7%	7.5%	7.2%

Interest Expense	(264)	(260)	(1,161)	(1,620)
Interest Income	57	55	186	234
Other Income (Expense)	436	139	1,626	(517)

Income before income taxes	8,340	6,887	51,388	43,446
Provision for income taxes	2,316	2,688	15,294	14,543

Net Income	$6,024	$4,199	$36,094	$28,903

Net income per common share:

Basic	$0.50	$0.35	$3.00	$2.43

Diluted	$0.49	$0.35	$2.96	$2.40

Average common shares:
Basic	12,080	11,933	12,050	11,899

Diluted	12,262	12,090	12,212	12,058

ALAMO GROUP INC. Fourth Quarter Earnings Non-GAAP Financial Reconciliation (in thousands)

	Fourth Quarter
	2013		2012

Reported Net Income		$6,024		$4,199
Adjustments (Pre-tax)
- Goodwill Impairment	—		656
Adjustments (Pre-tax)	—		656
Adjustments (After-tax)		—		656

Adjusted Net Income		$6,024		$4,855

Diluted Shares		12,262		12,090
Adjusted Diluted EPS		$0.49		$0.40

	Year to Date
	2013		2012

Reported Net Income		$36,094		$28,903
Adjustments (Pre-tax)
- Goodwill Impairment	—		656
Adjustments (Pre-tax)	—		656
Adjustments (After-tax)		—		656

Adjusted Net Income		$36,094		$29,559

Diluted Shares		12,212		12,058
Adjusted Diluted EPS		$2.96		$2.45